THE NATIONAL GRID GROUP PLC

                           NEW ENGLAND ELECTRIC SYSTEM

                        NEW ENGLAND POWER SERVICE COMPANY



                             POLICIES AND PROCEDURES

                           FOR AFFILIATE TRANSACTIONS



                                  JANUARY 2000

This manual sets forth the policies and procedures that The National Grid Group plc (National Grid) companies will use to contract, bill, and account for affiliate transactions for goods and services covered by the cost regulations of the Securities and Exchange Commission (SEC) under the Public Utility Holding Company Act of 1935 (Act) following the acquisition of New England Electric System (NEES). The manual also contemplates the closing of the NEES acquisition of Eastern Utilities Associates (EUA) and reflects the merger of the EUA subsidiaries into the NEES operating companies.

I    Corporate Organisation

     Upon the closing of the National Grid acquisition of NEES, National Grid will register as a public utility holding company under the Act. NEES is already a registered public utility holding company, and, as a result, has in place accounting and procedures for inter company contracting and billing that comply with the Act. Specifically, NEES has a service company, New England Power Service Company (NEPSCO), in place that complies with the Act and the SEC regulations that are issued thereunder. Following the National Grid acquisition of NEES, NEPSCO will continue as the source of most transactions between affiliates located within the United States (the NEES companies). In addition, NEPSCO will be the exclusive contracting agent between the NEES companies and National Grid companies operating outside the United States. NEPSCO will then distribute or allocate charges and revenues paid to or received from the National Grid companies operating outside the United States in accordance with the procedures set forth in this manual.

     Following the closing of the NEES and EUA transaction, the NEES and EUA utility subsidiaries will be merged together, as will NEPSCO and EUA Service Company (EUA's service company). These mergers and the continuation of NEPSCO as the surviving service company assure that the procedures for affiliate contracting and accounting set forth in this manual will continue after the closing of the NEES acquisition of EUA.

II   Treatment of Affiliate Transactions

     Following the closing of the National Grid acquisition of NEES, an array of services will be provided by the various affiliates on the expanded National Grid system. In the sections below, each kind of affiliate transaction is discussed in turn. Transactions that are not contemplated in the following sections or are not structured to comply with the standard procedures set forth below should be undertaken only following consultation with the Accounting Departments of NEES and National Grid.

     A    NEPSCO contracts with NEES Affiliates for NEPSCO Services

     Prior to the acquisition by National Grid, NEPSCO used its own personnel to provide an array of services to its affiliates within NEES. NEPSCO provides administrative, accounting, supply chain management, human resources, internal audit, forecasting, information services, treasury operations including insurance and risk management, corporate communications, legal, rates and corporate management to the other NEES companies.

     Following the acquisition, many of these services will continue to be provided by NEPSCO to other NEES companies, using established procedures, allocations, and accounting. Accordingly, NEES companies will continue to contract with NEPSCO for services using a contract similar to that shown in Attachment 1. In addition, NEES companies will continue to use the blanket requests for recurring services or the specific requests for nonrecurring services shown in Attachment 2. Attachment 2 also includes the Company's policy for making service requests. The accounting for such transactions and the allocation of NEPSCO costs and overheads will continue pursuant to Attachment 3. These contracts and procedures have been reviewed and audited by the SEC and state regulators in the past, and will continue to be used for the allocation of NEPSCO costs following the merger.

     Many of the regulatory commissions that establish rates for our regulated utility operations have implemented standards of conduct that require goods and services supplied by an affiliate to be priced at the lower of cost or market. Under SEC regulations, services and goods provided by NEPSCO to NEES operating companies are priced at cost. Management of the NEES companies has the responsibility as part of ongoing budgeting and planning to assure that services procured and provided by NEPSCO are competitive with the cost of equivalent services available in the market. This responsibility is discharged through continuing reviews of the Company's structure and staffing and through benchmarking analyses for compensation and productivity. Specific project requests may also be tested directly in the market by requesting similar services from unaffiliated vendors.

     B NEPSCO contracting with unaffiliated suppliers for goods and services provided to NEES affiliates

     At times, NEPSCO will contract with unaffiliated suppliers for goods or services that are incurred for the benefit of several subsidiaries. For example, NEPSCO may contract with a management consultant to review operating procedures that will benefit several operating companies. Under this approach, NEPSCO executes a single contract, processes a single invoice and pays a single bill, and then allocates the contract costs appropriately to the operating companies without a mark up. This approach to contracting with unaffiliated entities is not required but may be used when convenient to administer a contract.

     C NEPSCO contracting with National Grid for goods and services provided to NEES affiliates

     National Grid System companies (principally, National Grid Company) will provide services to NEES companies following the closing. The services will be provided exclusively pursuant to work orders and contracts between the applicable National Grid System company and NEPSCO. The contracts and service requests will be in a form similar to those included in Attachments 1 and 2. NEPSCO will in turn allocate the charges under the contracts to the appropriate NEES Company in accordance with allocators, which are consistent with those that have already been established for transactions among the NEES companies. This approach assures that all costs billed to NEES companies from National Grid companies are captured on the NEPSCO accounts and are appropriately allocated to NEES companies.

     National Grid companies will provide the Direct or Group Services to the NEES companies that are shown on Attachment 4. The services will be provided pursuant to either blanket or specific requests for services processed through NEPSCO to National Grid Company using a form similar to that included in Attachment 2. The services provided by National Grid companies will be provided at cost including overheads to NEPSCO. The calculation of overheads is shown on Attachment 5, and is discussed below. NEPSCO will then allocate the costs billed to the appropriate NEES company. In addition to the Direct and Group Services shown on Attachment 4, the NEES Companies may add other requests from time to time, as required.

          For example, National Grid Company's billing to NEPSCO for the service will depend upon whether the service is Direct or Group. If the service is a Direct Service, National Grid Company will bill NEPSCO for the cost of the service plus overheads. The overhead percentages will be derived from National Grid Company's overhead costs and will be billed through a percentage loader applied to the direct payroll billed for the underlying service. National Grid Company will use overhead loaders developed for the department doing the work, based on the overhead costs allocated to the department, excluding any profit margin. Direct costs, overheads, and the costs billed from outside vendors (without any National Grid Company overhead loading) will be accumulated in a separate work order for billing to NEPSCO. These costs will be subject to audit and confirmation by the National Grid Company and NEES Accounting Departments.

          National Grid Company will also provide Group Services, which are general administrative and management services for all the companies in the Group as a whole, including both NEES Companies and National Grid's foreign subsidiaries. The costs for these Group Services will be allocated among all of National Grid's subsidiaries including the consolidated NEES Companies using the following four factors:

     1. Revenues (excluding for the NEES Companies revenues for purchased power and stranded cost recovery).

     2.   Operating Profit

     3.   Employee numbers, and

     4.   Net Assets

     These factors have been adopted for allocations of this kind by National Grid Company's regulator. The resulting costs will be billed from National Grid Company to NEPSCO using the methodology set forth in Attachment 5. These costs will then be reallocated by NEPSCO to NEES subsidiaries using the allocators that have already been approved by the SEC for the activity involved.

     The budgeting and procurement controls within National Grid Company are summarised on the last page of Attachment 5. As those procedures set forth, National Grid Company has budgeting and monitoring procedures in place to assure that its costs for internal and external services are efficient and competitive with other providers in the market. Disputes, if any, over accounting, billing, or the services provided will be resolved using the following procedures: (1) any accounting or billing disputes between National Grid Company and NEPSCO shall be referred to representatives of the National Grid Company and NEES Accounting Departments for resolution;
     (2) any disputes regarding the kind and quality of services provided by National Grid Company or NEES to the other company will be referred to the management of both companies who will confer and resolve the dispute.

     D NEPSCO Billing to National Grid for Services Performed by it or other NEES Affiliates

     Just as the National Grid companies may provide Direct Services to NEES Companies, NEES Companies may provide Direct Services to National Grid. These services would also be provided pursuant to a contract and following a request for services from the National Grid company to NEPSCO. NEPSCO will then provide the service at cost using either NEPSCO personnel or the personnel of other NEES Companies. Billings will include the same overheads that NEPSCO would apply to contracts among NEES companies.

     The processing of all billings to and from National Grid through NEPSCO assures that costs and overheads are accounted for properly and provided a clear audit trail for affiliate transactions between the NEES Companies and the balance of the National Grid Companies.

     E Contracts for Goods and Services between NEES Operating Companies other than the Service Company

     The NEES Operating Companies also provide services among themselves ranging from emergency storm restoration services to equipment transfers. These goods and services are provided pursuant to contracts similar in form to that included in Attachment 6. Pricing for the service or goods is also at cost including overheads established in accordance with SEC policy and set forth in Attachment 7. These contracts are only available for services among NEES Companies. Contracts between NEES Companies and other affiliates within National Grid should be executed only by NEPSCO, and not by any other NEES company.

III  Accounting and Modification

     NEPSCO will account for all affiliate transactions and billings in accordance with established procedures and SEC requirements. It will maintain its accounts in a fashion that allows separate reporting of transactions between NEES companies and their other affiliates within National Grid.

     NEPSCO's billing procedures and allocations of costs have been filed with the SEC under the Act. These procedures and cost allocators shall not be changed without the approval of the Accounting Departments of NEES and National Grid Company, which will make necessary filings with the SEC at least 60 days before modifications are implemented.

Attachment 1

                        NEW ENGLAND POWER SERVICE COMPANY

                                25 Research Drive

                        Westborough, Massachusetts 01582

                                SERVICE CONTRACT

                                                               December 31, 1998

Massachusetts Electric Company
25 Research Drive
Westborough, MA  01582

     New England Power Service Company (hereinafter called Service Company) is a company engaged primarily in the rendering of services to companies in the New England Electric System holding-company system. The organization, conduct of business and method of cost allocation of the Service Company are designed to meet the requirements of Section 13 under the Public Utility Holding Company Act of 1935 and the rules and regulations promulgated thereunder to the end that services performed by the Service Company for said associate companies will be rendered to them at cost, fairly and equitably allocated. Services will be rendered by Service Company only upon receipt from time to time of specific or general request therefor. Said requests may always be modified or cancelled by you at your discretion. The parties hereto agree as follows:

     1. The Service Company agrees to furnish you upon the terms and conditions herein set forth such of the services described in Schedule I hereto as you may from time to time request. Service Company will also furnish, if available, such services not described in Schedule I as you may request. Notwithstanding the foregoing the Service Company shall not furnish under this agreement any engineering, construction, or maintenance services for a nuclear generating plant.

     2.  The  Service  Company  has  and  will  maintain  a  staff  trained  and experienced in the engineering, construction, operation, maintenance and management of public utility properties. In addition to the services of its own staff, Service Company will, after consultation with you concerning services to be rendered pursuant to your request, arrange for services of non-affiliated experts, consultants, accountants and attorneys.

     3. All of the services rendered under this agreement will be at actual cost thereof. Direct charges will be made for services where a direct allocation of cost is possible. The methods of determining such costs and the allocation thereof are set forth in Schedule II hereto. These methods are reviewed annually and more frequently, if appropriate. Such methods may be modified or changed by Service Company without the necessity of an amendment of this agreement provided that in each instance all services rendered hereunder will be at actual cost thereof, fairly and equitably allocated, and all in accordance with the requirements of the Public Utility Holding Company Act of 1935 and the rules and regulations and orders thereunder. You will be advised from time to time of any material changes in such methods.

     4. Bills will be rendered during the first week of each month covering amounts due for the month calculated on an estimated basis using the actual expenses incurred to the extent possible during the second previous month. This estimated amount would be adjusted on the bill to be rendered by the conclusion of the following month. Any amount remaining unpaid after fifteen days following receipt of the bill shall bear interest thereon from the date of the bill at an annual rate of 2% above the lowest interest rate then being charged by the First National Bank of Boston on 90 day commercial loans. Services will be performed hereunder for not more than one year commencing January 1, 1999, and continuing through December 31, 1999, unless terminated at an earlier date by either party giving thirty days' written notice to the other of such termination at the end of any month.

     5. This agreement will be subject to termination or modification at any time to the extent its performance may conflict with any federal or state law or any rule, regulation or order of a federal or state regulatory body having jurisdiction. The agreement shall be subject to approval of any federal or state regulatory body whose approval is a legal prerequisite to its execution and delivery or performance.

NEW ENGLAND POWER SERVICE COMPANY

By:  /s/ John G. Cochrane

        Treasurer

Accepted December 30, 1998


By /s/ Lawrence J. Reilly

                                   SCHEDULE I

                     Description of Services Available from

                        New England Power Service Company

Accounting:
     The keeping of accounts and collateral activities, including billing, payroll and customer relations; preparation of reports and preservation of records.

Auditing:
     Periodic audits by Service Company auditors and the furnishing of reports and recommendations.

Construction:
     Labor  and  equipment  for   construction   and   maintenance  of  electric
     properties. Assistance in obtaining and supervision of non-affiliated contractors.

Corporate and Corporate Records:
     Cooperation with attorneys, officers and special counsel of associate companies on corporate matters, financing, regulation, contracts, claims and litigation. Services in connection with stockholders' and directors' meetings and keeping of corporate records.

Customer Services:
     Services re policy  development and functional  direction of field business
     service  departments,   including  rate  application  and  training,   plus
     specialized residential, commercial and industrial services.

Emergencies:
     Assistance in emergency maintenance and restoration of utility service and in mobilization of personnel and equipment.

Employee Relations:
     Service re labor relations, personnel, wage and salary schedules, employee training and safety and medical programs.

Engineering:
     Civil, mechanical, electrical, and other engineering services: technical advice, design, installation, supervision, planning, research, testing, operation of communications, including microwave, and operation and maintenance of specialized technical equipment.

Executive and Administrative:
     Consultation and services in management and administration of all aspects of electric utility business.

Information Systems:
     Maintenance  and  operation  of  information   systems  and  equipment  for
     accounting, engineering, administration and other functions.

                                   SCHEDULE II

             Determination of Cost of Service and Allocation Thereof

     Cost of service will be determined in accordance with the Public Utility Holding Company Act of 1935 and the rules and regulations and orders thereunder, and will include all costs of doing business incurred by the Service Company.

     Records will be maintained for each Department and Division of the Service company in order to accumulate all costs of doing business and to determine the cost of service. These costs will include wages and salaries of employees and related expenses such as insurance, taxes, pensions and other employee welfare expenses, and rent, light, heat, telephone, supplies, and other housekeeping costs. In addition, records will be maintained of general administrative expenses, which will include the costs of operating the Service Company as a corporate entity.

     Charges for services rendered and related expenses and non-personnel expenses (e.g. use of automotive equipment, etc.) will be billed directly to the serviced companies, either individually or, when the services performed are for a group of companies, by means of an equitable allocation formula. Each formula will have an appropriate basis such as customers, meters, employees, plant investments, inventories or operating revenues.

     Charges for services will be determined from the time sheets of employees and will be computed on the basis of each employee's hourly rate plus a percentage factor to cover related expenses and general administrative expenses. Records of such related expenses and general administrative expenses will be maintained and subjected to periodic review.

     Out-of-pocket expenses which are incurred for the serviced companies will be billed at cost. Charges for non-personnel expenses, such as for use of automobiles, trucks and heavy equipment, will normally be computed on the basis of costs per hour or per mile.

Attachment 2

LOGO    NEW ENGLAND POWER SERVICE            New England Power Service Company
                                             25 Research Drive
                                             Westborough, MA  01581
                                             Tel.  (617) 366-9011


                                              July 9, 1984




Mr. Robert Wason

Securities & Exchange Commission (SEC)
450 Fifth Street, N.W.
Washington, D.C.  20549

Dear Mr. Wason:

         Attached for your information are the two forms that are used by NEES companies when requesting the services of New England Power Service Company (NEPSCo). Exhibit A is for Blanket Requests which are recurring in nature. This form is sent out to each of the operating companies annually. Blanket Requests numbers that are not wanted are crossed out and the form is then signed by a "requesting company" officer and, in turn, by a NEPSCo officer (never the same person).

         Exhibit B is used for specific requests which are for services which are nonrecurring in nature. The principal difference from the Blanket Request form is the need to describe in detail the nature of the work to be performed. The same approval procedure, however, is followed for specific requests as is used for Blanket Requests.

         All costs billed to NEES companies are referenced by the applicable blanket or specific request number. The request procedure, therefore, is not only an approval process but it is also effectively a work order system.

         If you have any further questions, please feel free to call.

                                              Sincerely yours,



                                              Howard W. McDowell
                                                   Controller

Attachments:

A New England Electric System Company

                                                                      Exhibit  A

--------------------------------------------------------------------------------
FROM: _______________________     ____________   BLANKET REQUEST No. 1-99_______
            Company Name             Co.  No.

TO:    NEW ENGLAND POWER SERVICE COMPANY               DATE _____________, 19___

YOU ARE REQUESTED TO PERFORM DURING THE YEAR 19___ THE SERVICES OUTLINED BELOW:

--------------------------------------------------------------------------------
  TYPE OF SERVICE

[ ] ENGINEERING (CLASS 3)
                       (THE EXTENT OF THE SERVICES WILL BE SUBJECT TO ORAL REQUESTS AND INSTRUCTIONS BY OUR REPRESENTATIVES.)
[ ] SERVICING   (CLASS 4)

--------------------------------------------------------------------------------
DESCRIPTION OF WORK:


REQUEST 1                                                 REQUEST 8

PROPERTY TAX                                              CONSUMER SERVICES
------------                                              -----------------
   PROPERTY TAX ACTIVITIES                                   CONSUMER SERVICES ACTIVITIES

                                                          REQUEST 9
REQUEST 2
                                                          ECONOMIC PLANNING
                                                          ------------------
ENVIRONMENTAL AFFAIRS                                        ECONOMIC PLANNING ACTIVITIES
---------------------
   ENVIRONMENTAL AFFAIRS ACTIVITIES
                                                          REQUEST 10

                                                          INFORMATION SERVICES
REQUEST 3                                                 --------------------
                                                             INFORMATION SERVICES
ADMINISTRATIVE SERVICES                                   ACTIVITIES
-----------------------
   TRANSPORTATION

   COMMUNICATIONS & CONTROL                               REQUEST 11
   BUSINESS INFORMATION SYSTEMS
   OFFICE SERVICES                                        PURCHASING, STORES AND MATERIALS CONTROL
                                                          ----------------------------------------
                                                             PURCHASING, STORES AND MATERIAL
                                                               CONTROL ACTIVITIES
REQUEST 4                                                    FUEL PROCUREMENT ACTIVITIES

CORPORATE                                                 REQUEST 12
---------
   CORPORATE AND LEGAL ACTIVITIES
                                                          RATE
                                                          ----
                                                            RATE ACTIVITIES
REQUEST 5

EMPLOYEE RELATIONS                                        REQUEST 13
------------------
   EMPLOYEE RELATIONS ACTIVITIES
                                                          SAFETY
                                                          ------
                                                             SAFETY ACTIVITIES
REQUEST 6

MEDICAL                                                   REQUEST 14
-------
  MEDICAL ACTIVITIES
                                                          BUDGETING
                                                          ---------
                                                             BUDGETING ACTIVITIES
REQUEST 7

LABOR RELATIONS
---------------
   LABOR RELATIONS ACTIVITIES



REQUEST 8

CONSUMER SERVICES
-----------------
   CONSUMER SERVICES ACTIVITIES


REQUEST 9

ECONOMIC PLANNING
-----------------
   ECONOMIC PLANNING ACTIVITIES


REQUEST 10

INFORMATION SERVICES
--------------------
   INFORMATION SERVICES ACTIVITIES





--------------------------------------------------------------------------------
REQUEST 15                                                REQUEST 37

TREASURY                                                  INVESTOR RELATIONS
--------                                                  ------------------
   TREASURY ADMINISTRATION AND                               INVESTOR RELATIONS ACTIVITIES
   FINANCIAL ACTIVITIES

                                                          REQUEST 38
REQUEST 16
                                                          AUDIT
                                                          -----
RESEARCH AND DEVELOPMENT                                     GENERAL AUDIT ACTIVITIES
------------------------
   RESEARCH AND DEVELOPMENT ACTIVITIES

REQUEST 17                                                REQUESTS 39-49 (VACANT)

MANAGEMENT EXEC.  AND ADMIN.                              REQUEST 50
----------------------------
   MANAGEMENT EXECUTIVE AND ADMIN. ACTIVITIES
                                                          ENGINEERING - STEAM POWER GENERATION
                                                          ------------------------------------
REQUEST 18                                                   OPERATION
                                                             MAINTENANCE
TRANSMISSION AND DISTRIBUTION
-----------------------------
   TRANSMISSION AND DISTRIBUTION ACTIVITIES
                                                          REQUEST 51
REQUEST 19
                                                          ENGINEERING - HYDRAULIC POWER GENERATION
                                                          ----------------------------------------
INDUSTRIAL ENGINEERING                                       OPERATION
----------------------                                       MAINTENANCE
  INDUSTRIAL ENGINEERING ACTIVITIES

REQUEST 20 - 29 (VACANT)                                  REQUEST 52

                                                          ENGINEERING - OTHER POWER GEN. & SUPPLY
                                                          ---------------------------------------
REQUEST 30                                                   OPERATION
                                                             MAINTENANCE
TREASURY EXEC. AND ADMIN.
-------------------------
   TREASURY EXECUTIVE AND ADMIN. ACTIVITIES
                                                          REQUEST 53

REQUEST 31                                                ENGINEERING - TRANSMISSION
                                                          --------------------------
                                                             OPERATION
GENERAL ACCOUNTING                                           MAINTENANCE
------------------
   GENERAL ACCOUNTING ACTIVITIES

                                                          REQUEST 54
REQUEST 32
                                                          ENGINEERING - DISTRIBUTION
                                                          --------------------------
PLANT ACCOUNTING                                             OPERATION
----------------                                             MAINTENANCE
   PLANT ACCOUNTING ACTIVITIES


REQUEST 33                                                REQUEST 55 - 99 (VACANT)

PAYROLL ACCOUNTING
------------------
  PAYROLL ACCOUNTING ACTIVITIES


REQUEST 34

CUSTOMER SERVICE
----------------
  CUSTOMER SERVICE ACTIVITIES
  SYSTEM DIVERSIONS


REQUEST 35

REVENUE ACCOUNTING
------------------
  REVENUE ACCOUNTING ACTIVITIES


REQUEST 36

SHAREHOLDERS SERVICES
---------------------
   SHAREHOLDER SERVICES ACTIVITIES


REQUEST 37

INVESTOR RELATIONS
------------------
   INVESTOR RELATIONS ACTIVITIES


REQUEST 38

AUDIT
------
   GENERAL AUDIT ACTIVITIES


-------------------------------------------------- -------------- --------------------------------------------------
FOR THE REQUESTING COMPANY                             NOTED      ACCEPTED FOR

Originated BY___________ Date_____                                   NEW ENGLAND POWER SERVICE COMPANY

Approved by_____________ Date_____                                By_______________ Date______________

           _____________ Date ____                                Date              Date
                                                                  Started___________completed_________
-------------------------------------------------- -------------- --------------------------------------------------

--------------------------------------------------------------------------------------------------------------------
FROM ___________________________     CL. ______  CO.______  REQUEST NO. ____________
            COMPANY

TO NEW ENGLAND POWER SERVICE COMPANY              DATE ____________________ 19 _____

YOU ARE REQUESTED TO PERFORM THE SERVICES OUTLINED BELOW
--------------------------------------------------------------------------------------------------------------------
            TYPE OF SERVICE

[ ]  ENGINEERINAND CONSTRUCTION DIVISION   TOTAL ESTIMATE $____________________
     -----------------------------------

       [ ]  CONSTRUCTION                 DATE OF ESTIMATE ___________________

       [ ]    ENGINEERING                  TO BE COMPLETED BY __________ 19 ___
                                            NOTE FOR CONSTRUCTION AND ENGINEERING
                                            REQUESTS, SHOW TOTAL NEPSCO. COST OF
[ ] SERVICING DIVISION                      PROJECT, INCLUDING ANY
                                            PREVIOUS EXPENDITURES FOR PRELIMINARY
                                            ENGINEERING, INVESTIGATIONS, ETC.
--------------------------------------------------------------------------------------------------------------------
JOB TITLE:
DESCRIPTION OF WORK




JUSTIFICATION
(DETAIL ON REVERSE SIDE
 OR ATTACHED SHEET)

------------    ---------
    CMS         PROJECT
   REF.           REF.
------------    ---------
                                    CLASSIFICATION
                                    --------------
                                CAPITAL [ ] O&M [ ] R&D [ ]

---------------------------- -- ------------ --- ------------ -- -------- -------- ---------- ---------- -----------
         LOCATION            A    CHARGED    W     CHARGED    W   ENGRC.   FIELD    INTEREST   CONSTR./   ACCOUNT
(CONSTRUCTION WORK ORDERS)   R   WORK UNIT   O    WORK UNIT   O   FORM     ENGRG.   & REAL     OPER./     OR PLANT
                             E   \NEPSCO/        \OPER.COS./      ORDER      &       ESTATE    MAINT.     UNIT CODE
                             A               C                C             SUPV.    TAXES     WORK
                                             D                D             WORK     WORK      ORDER
                                                                            ORDER    ORDER
                                             N                N
                                             E                E
                                             P                P
                                             S                S
                                             C                C
                                             O                O

---------------------------- -- ------------ --- ------------ -- -------- -------- ---------- ---------- -----------

---------------------------- -- ------------ --- ------------ -- -------- -------- ---------- ---------- -----------

---------------------------- -- ------------ --- ------------ -- -------- -------- ---------- ---------- -----------

---------------------------- -- ------------ --- ------------ -- -------- -------- ---------- ---------- -----------

---------------------------- -- ------------ --- ------------ -- -------- -------- ---------- ---------- -----------

--------------------------------------------------------------------------------------------------------------------
                                         FOR FURTHER INFORMATION REFER TO:
====================================================================================================================
--------------------------------------------------------------------------------------------------------------------
FOR THE REQUESTING COMPANY                       NOTED   ACCEPTED FOR NEW ENGLAND POWER SERVICE COMPANY
ORIGINATED BY _____________ DATE __________              BY _____________________________ DATE _______________
                                                             (VICE PRESIDENT N.E.P.S.CO.)
APPROVED BY _______________ DATE __________              BY _____________________________ DATE _______________
                                                           (FUNCTIONAL ACCEPTANCE - ENGINEERING)
                 _______________ DATE __________         BY _____________________________ DATE _______________
                                                           (FUNCTIONAL ACCEPTANCE - CONSTRUCTION)
                                                         ===========================================================
                 _______________ DATE __________         (FOR ENGINEERING/CONSTRUCTION USE ONLY)
                                                         ESTIMATED                  ESTIMATED
                                                         START DATE ______________COMPLETION DATE ____________


LOGO  New England Power Service
             A NEES Company

MEMORANDUM

To:     List                                          Phone:    (508) 389-2549

From:   A.D. Houston                                  File:     Projapr2.wpd

Subject: Service Company Request Approval             Date:     May 22, 1997



As part of a continuing effort to ensure compliance with various regulatory agencies, I would like to reiterate the Security and Exchange Commission (SEC) rules for NEPSCO Request approvals.

The SEC and NEPSCo have an agreement that requires a NEPSCO Request be signed by a minimum of two people:
1) A Requesting Company Officer
2) An officer of NEPSCo

The two  people  listed  above  can  never be the  same  person.  If  individual
organizations/functions   wish  to  require  additional  signatures  for  review
purposes, there are already lines in place on the NEPSCo Request Report (NEW0/340) for more signatures. Please note, the SEC does not require these additional signatures.

Once a NEPSCo Request has the required signatures, the original must be sent to NEPSCo Accounting, located in General Accounting in Westborough. If the NEPSCO Request does not have the appropriate signatures, it will be returned to the originator for completition.

Attached for your convenience is a list of company officers for the Retail Companies, NEP and NEPSCo. All people listed have the ability to approve a NEPSCo Request for their respective companies.

If you have any questions or comments, you can contact Howard McDowell, Controller at 22021 or Bill Richer, Manager of General Accounting at 22311.

List:  See Attached

Distribution List

A.H. Aitken                      M.E. Jesanis                   A.C. Pini
J.C. Amoroso                     D.C. Kennedy                   R.A. Racine
L.E. Bailey                      R.J. Korsak                    K.L. Ramsauer
E.A. Capommachio                 S.M. Larson                    W.R. Richer
J.G. Cochrane                    C.A. LaFleur                   L.J. Reilly
E.P. Cody                        J.L. Levett                    T.G. Robinson
D.C. Delurey                     R.E. Loomis                    T.E. Rogers
J.A. Donahue                     J.D. Luchini                   C.E. Root
R.L. Dumouchel                   J.F. Malley                    J.W. Rowe
C.L. Eaton                       R.L. McCabe                    M.F. Ryan
P.G. Flynn                       H.W. McDowell                  N.H. Sala
R.L. Francazio                   R.H. McLaren                   R.P. Sergel
R.W. Frost                       R.M. Mellor                    D.E. Snay
D.F. Goodwin                     C.H. Moser                     J.D. Tranen
D.F. Grant                       F.A. Nangle                    A.H. Turner
M.E. Hachey                      R.  Nadeau                     J.W. VanSant
R.M. Holmes                      J.L. Palmer                    W.  Watkins, Jr.
D.L. Holt                        C.O. Paradise                  D.G. Webster
B.E. Huston                      L.M. Pastuszek                 R.K. Wulff

                         Massachusetts Electric Company

                          Officers (As of May 1, 1997)

Title                                               Name

Chairman                                            Richard P. Sergel
President                                           Lawrence J. Reilly
Vice President                                      John C. Amoroso
Vice President                                      Eric P. Cody
Vice President                                      Charles H. Moser
Vice President                                      Lydia M. Pastuszek
Vice President                                      Anthony C. Pini
Vice President                                      Christopher E. Root
Vice President                                      Nancy H. Sala
Vice President                                      Dennis E. Snay
Treasurer                                           Michael E. Jesanis
Clerk                                               Robert King Wulff
Assistant Treasurer and Controller                  Howard W. McDowell
Assistant Clerk                                     Thomas G. Robinson

                            New England Power Company

                          Officers (As of May 1, 1997)

Title                                               Name

Chairman                                            John W. Rowe
President                                           Jeffrey D. Tranen
Vice President                                      Andrew H. Aitken
Vice President                                      Lawrence E. Bailey
Vice President                                      Jeffrey A. Donahue
Vice President                                      Cheryl A. LaFleur
Vice President                                      John L. Levett
Vice President                                      John F. Malley
Vice President                                      Arnold H. Tumer
Vice President                                      Jeff W. VanSant
Vice President                                      Michael E. Hachey
Treasurer                                           Michael E. Jesanis
Clerk                                               Robert King Wulff
Assistant Treasurer                                 John G. Cochrane
Controller                                          Howard W. McDowell
Assistant Clerk                                     Kirk L. Ramsauer

                         Granite State Electric Company

                          Officers (As of May 1, 1997)

Title                                               Name

Chairman                                            Richard P. Sergel
President                                           Lawrence J. Reilly
Executive Vice President                            Cynthia A. Arcate
Treasurer and Assistant Secretary                   Howard W. McDowell
Secretary                                           Paul R. Marshall
Assistant Treasurer                                 John G. Cochrane

                        The Narragansett Electric Company

                          Officers (As of May 1, 1997)

Title                                               Name

Chairman                                            Richard P. Sergel
President                                           Robert L. McCabe
Executive Vice President                            William Watkins, Jr.
Vice President                                      Richard W. Frost
Vice President and Treasurer                        Alfred D. Houston
Vice President                                      Shannon M. Larson
Vice President                                      Richard Nadeau
Vice President                                      Michael F. Ryan
Secretary                                           Thomas G. Robinson
Assistant Secretary                                 Craig L. Eaton
Assistant Treasurer                                 John G. Cochrane
Controller                                          Howard W. McDowell

New England Power Service Company

Officers (As of May 1, 1997)

-------------------------------------------------- -----------------------------
Title                                              Name

Chairman                                            John W. Rowe
President                                           Alfred D. Houston
Executive Vice President                           *David L. Holt
Vice President                                      Andrew H. Aitken
Vice President                                      Ralph E. Loomis
Vice President                                      John G. Cochrane
Vice President                                      Dan C. Delurey
Vice President                                      Peter G. Flynn
Vice President                                      Don F. Goodwin
Vice President                                     *David C. Kennedy
Vice President                                      Cheryl A. LaFleur
Vice President                                      Robert H. McLaren
Vice President                                     *Chester O. Paradise
Vice President                                      Thomas E. Rogers
Treasurer                                           Michael E. Jesanis
Assistant Clerk                                     Kirk L. Ramsauer
Assistant Treasurer                                 John L. Palmer
Controller                                          Howard W. McDowell
--------------------------------------------------- ----------------------------


*    Considered Primary Signers

Attachment 3

NEPSCO Accounting System

The following is a basic description of how the NEPSCO accounting and billing system operates:

There are five ways that costs are billed out to the companies served by NEPSCO

1. Direct charges
2. Allocated charges
3. Clearing accounts
4. Service company operating costs
5. Compensation for use of capital

Direct charges
--------------
These costs include payroll, outside vendor costs, materials, personal expense, etc. When the costs are incurred, an identification is made as to which company or companies benefited from the services provided. This identification is made on a source document such as a time sheet, vendor invoice or expense account. All NEPSCO employees fill out time sheets indicating the account to be charged including the company for whom the work was performed.

Allocated charges
-----------------
The same type of costs described under direct charges can be billed out using a predetermined allocation formula which are shown on attachment 1. The allocation formulas are calculated annually and provided to all department heads and managers in NEPSCO with the instructions that:

Instructions are issued to all NEPSCO employees that the predetermined allocation formulas "should only be used when the resulting breakdown accurately reflects both the nature of the effort performed and the companies that benefit from such effort. However, when it is clear that the charges apply to an individual company, then that company should be charged directly. In addition there may be instances in which the percentage allocation is not appropriate. In those instances, the companies should be listed individually on the document along with the appropriate allocation of charges." The burden of making this determination is on the person preparing and the person approving the source document.

Clearing accounts
-----------------
A clearing account accumulates costs for a one month period and then distributes these costs at the end of the month. Clearing accounts are classified into three types:

The first type accumulates overhead costs such as fringe benefits (e.g., pensions, health insurance, other postretirement benefits, etc) and various support groups (e.g., personnel, reproduction, buildings and grounds, etc). The costs in these clearing accounts are distributed out to an individual department overhead clearing account which is the second type of clearing account. This distribution is based primarily on either each department's manpower (fringe benefits, personnel) or floor space occupied (building and grounds). These department overhead clearing accounts also accumulate charges from within the department itself, such as office supplies and office equipment. The amounts accumulated in these department overhead accounts is then charged out to those companies to whom the department's payroll is charged in the same proportions calculated on a monthly basis.

The third type of clearing account accumulates and allocates costs based on the usage of specific services performed by NEPSCO such as the computer room, transportation, etc. The computer room costs are charged out based on an identification for each job that is run on the computer as to which company such job is being run for. Transportation costs are charged out based on vehicle usage tickets on which the user must identify which company should be charged for such usage.

A complete listing of all the clearing accounts is listed in Attachment 2.

NEPSCO operating costs
----------------------
These costs are costs that are incurred for the operating of NEPSCO as a corporate entity. All costs in this category are allocated to each company based on the percent of total NEPSCO payroll charged to each company.

NEPSCO compensation for use of capital
--------------------------------------
NEPSCO is allowed by the SEC to earn a utility (NEP's) rate of return on its common equity. This rate of return is updated whenever NEP's return changes and this return including related income taxes is billed out to each company based on the percent of NEPSCO payroll charged to each company.

Attachment 1
Allocation Methods

0232     Retails only                   Transmission and Distribution (T&D)
                                        operation and maintenance (O&M)
                                        ex wheeling costs plus customer service
                                        and sales expenses

0235     Retails & NEP                  Same as 0232
0243     Material control               Inventory ex fuel
0247     Cust Acctg                     # of customers All retails
0249     Diversions                     # of customers - All retails
0253     Engineering Dist               Capital budgets - All retails
0256     T&D supv                       T&D O&M Budget by company
0257     T&D supv(Ex Narra)             T&D O&M budgets by company (ex Narra)
0272     Shareholders Svcs              Total NEPSCO billings - assoc. companies
0282     Other Svcs NEES                NEES 25%; remainder based on 0235
0297     Shared Microwave Sys           Air line circuit miles
0342     Payroll acctg                  # of employees
0345     Empl Info system               # of employees
0346     Time entry                     # of employees
0352     Personnel & Labor              # of employees
0354     Purchasing                     # of purchase orders
0358     Dielectric testing             # of aerial devices
0369     HR                             # of nonunion employees
0375     Purch,Mtl & payable            Checks process, purchase orders,
                                        inventory ex fuel
0380     All Company Alloc.             Same formula as 0232 but including all
                                        companies
0471     Archives                       # of records stored
0447     Customer acctg (I/S)           # of customers - All retails -
                                        same as 0247
0435     Legal/Prop. Records (I/S)      Same as 0235
0472     Shareholder Svcs (I/S)         Same as 0272


Attachment 2

Clearing accounts

Building & grounds
Thrift Plan
Fringe benefits (Group Ins, Health Ins, Medicare, Pension, FAS 106, FAS 112, etc)
General Liability Insurance & Workers Comp
Office service
Reproduction
Computer Operations
Remote computer operations
Engineering supervision

Department overhead

Rubber gloves testing
Construction department clearing accounts*
Communications and controls
Transportation supervision
R&D
Transportation expense
Heavy equipment expense
Shared Microwave System
Millbury Training Center
Central Warehouse

Although labelled as the Construction department, this group does a variety of physical work which may be construction or maintenance related.

Attachment 4

Incorporated by reference to Exhibit B-2.1 (Central Administrative Services Provided to NEES) to SEC File No. 70-9473.

Attachment 5

Incorporated by reference to Exhibit B-2.2 (Analysis of Corporate Cost Allocation - 1999 Business Plan), Exhibit B-2.3 (Overhead Accounts for National Grid Company Services), Exhibit B-2.4 (Reallocation of Estimated National Grid
Bill), and Exhibit B-2.5 (NEES/Grid Domestic Cost Savings) to SEC File No. 70-9473.

Cost Collection and Control within NGC
--------------------------------------
Individual departmental costs are the responsibility of departmental managers, and are subject to a range of internal controls from initial procurement to final payment.

Procurement Controls

Access to raise purchase orders for goods and services is restricted to personnel with relevant authority, as delegated from management. The levels of authority are detailed, and are subject to periodic review. Furthermore individuals are restricted in the budgets against which orders are raised.

Segregation of duties ensures that individuals who raise purchase orders cannot approve invoices relating to that order.

Invoices are coded to specific budgets based on the information on the purchase requisition.

In the case of invoices approved by goods receipt notes, once again segregation of duties ensures that individuals who raised orders cannot raise a goods receipt note for that purchase order.

Payment Controls

Invoices are not paid unless supported by a purchase order and goods receipt note.

Cost Controls

Individual departmental budgets are approved by senior management through the business planning and budget process. Each departmental budget is reviewed individually by senior management staff. Following this review, the consolidated plans and budgets are presented for approval to the Board of Directors.

Throughout the year, departmental results are continually measured against budget, and latest forecast, with detailed variance analyses required for inclusion in senior management reports. Departmental managers receive dedicated support from finance staff in order to monitor costs, and investigate variances.

Audit

Individual departmental expenditure is subject to annual review by external auditors, and periodic review by internal auditors.

Regulatory Review

In addition to the above controls, it should be noted that NGCs costs are subject to rigorous review by OFGEM, the UK regulator, a process that is currently underway.

Attachment 6

                           MUTUAL ASSISTANCE AGREEMENT

     WHEREAS, the Massachusetts Electric Company, Nantucket Electric Company, The Narragansett Electric Company, Granite State Electric Company, New England Power Company, New England Electric Transmission, New England Hydro-Transmission Corporation and New England Hydro-Transmission Electric Company, Inc. (individually, a Company and together, the Companies) are each an operating electric utility and an affiliated company within the New England Electric System, Massachusetts,

     WHEREAS, each of the Companies from time to time have required and may continue to require limited incidental assistance and services to ensure that their electric utility operations and equipment are maintained and perform in accordance with good utility practice,

     WHEREAS, each of the Companies may find it from time to time economic and efficient to obtain from one another such needed services and assistance, and to provide the same to one another at cost,

     NOW, THEREFORE, the Companies enter into this Mutual Assistance Agreement.

                                    COVENANTS

     1. Each Company will, to the extent possible, respond to requests from any other Company for specific or general incidental assistance and services. Such requests may be modified or canceled by the requesting Company and may be refused by the responding Company.

     2. Requests for incidental assistance and services shall generally be for the types of services set forth in Exhibit A, attached hereto and incorporated by reference.

     3. All incidental assistance and services rendered under this Mutual Assistance Agreement will be at actual cost thereof. Direct charges will be made for assistance and services.

     4. Bills for incidental assistance and services will be rendered as soon as practicable after the close of each month. Bills shall be paid as promptly as practicable following receipt.

     5. This Mutual Assistance Agreement is subject to modification or termination at any time to the extent that its performance may conflict with any federal or state law or any rule, regulation or order of a federal or state regulatory body having jurisdiction thereover. This Agreement is furthermore subject to approval of any federal or state regulatory body whose approval is a legal prerequisite to its execution and performance.

     6. This Agreement shall be in effect for calendar year 2000.

     7. Any number of counterparts of this Mutual Assistance Agreement may be executed, and each shall have the same force and effect as an original instrument, as if all parties to all counterparts had signed the same instrument.

MASSACHUSETTS ELECTRIC COMPANY

By  s/Larry Reilly

Title    President

NANTUCKET ELECTRIC COMPANY

By  s/ Larry Reilly

Title    President

  THE NARRAGANSETT ELECTRIC COMPANY

By  s/ Larry Reilly

Title    President

GRANITE STATE ELECTRIC COMPANY

By  s/ Larry Reilly

Title    President

NEW ENGLAND POWER COMPANY

By s/ John G. Cochrane

Title    Treasurer

NEW ENGLAND ELECTRIC TRANSMISSION

By s/ John G. Cochrane

Title    Treasurer

NEW ENGLAND HYDRO-TRANSMISSION CORPORATION

By s/ John G. Cochrane

Title    Treasurer

NEW ENGLAND HYDRO-TRANSMISSION ELECTRIC COMPANY

By s/ John G. Cochrane

Title    Treasurer

                                    Exhibit A

                Description of Assistance and Services Available

Construction and Maintenance

     Manpower  and   equipment   for   construction,   extension,   improvement,
maintenance or repair of electric properties.

Emergencies

     Assistance in emergency maintenance and restoration of utility service and in mobilization of personnel and equipment.

Engineering

     Engineering services; technical advice, design, installation, supervision, planning, research, testing, operation of communications, and operation and maintenance of specialized technical equipment.

Stores

     Services re storing of materials, supplies and equipment.

Miscellaneous

     Consulting and monitoring services; land and/or real facilities rentals related to transmission or wholesale power sales; reimbursement of convenience expenses.

                                    Exhibit B

                        Determination of Cost of Service

     Cost  of  service  will  be  determined  in  accordance   with  the  rules,
regulations and orders of the Securities Exchange Commission, and will include all costs of doing business incurred by the providing Company.

     Records will be maintained for each unit of the providing Company in order to accumulate all costs of doing business and to determine the cost of service. These costs will include wages and salaries of employees and related expenses such as insurance, taxes, pensions and other employee welfare expenses, and general administrative costs.

     Charges for services rendered and related expenses and non-personnel expenses (e.g., use of automotive equipment, etc.) will be billed directly to the requesting Company.

     Charges for services will be determined from the time sheets of employees and will be computed on the basis of each employee's hourly rate plus a percentage factor to cover related expenses and general administrative expenses. Records of such related expenses and general administrative expenses will be maintained and subjected to periodic review.

     Out-of-pocket expenses which are incurred for the requesting Company will be billed at cost. Charges for non-personnel expenses, such as for use of automobiles, trucks and heavy equipment, will normally be computed on the basis of costs per hour or per mile.

Attachment 7

       Overhead Rates for Indirect Charges of NEES's Intercompany Billing

Types of Costs Billed to Associated Companies

          Direct Charges - include payroll, outside vendor costs, materials, transportation, personal expense and computer expenses. When costs are incurred, an identification is made as to which company or companies benefitted from the services provided. The identification is made on a source document such as an employee time sheet, vendor invoice, or transportation ticket.

          Indirect Charges - applied as a percentage to payroll dollars or value of inventory issued and include overhead costs such as:

               a.   Time not worked:        (an accrual for the payment of hours
                                            an employee does not work, examples
                                            are paid vacation, holidays, and
                                            sick time).

               b.   Bonus & Goals programs: (employee compensation programs.)

               c.   Stores handling:        (loading percentage added to
                                            inventory issues to recover the cost
                                            of operating the stockrooms.)

               d.   Employee Benefits:      (pensions, health insurance, payroll
                                            taxes, etc.)

               e.   Supervision & Admin:    (loading percentage to recover
                                            supervision, support departments,
                                            other general and administrative
                                            costs that support the employee
                                            performing the service.)